Exhibit 21.1

SUBSIDIARIES OF CASUAL MALE RETAIL GROUP, INC.

Wholly-owned unless otherwise indicated

Subsidiary:	State of Incorporation:

Designs Apparel, Inc.

Capture, LLC (a)

Casual Male Store, LLC (f/k/a Designs CMAL Store Inc.)

Casual Male Retail Store, LLC (f/k/a Designs CMAL Retail Store Inc.)

Casual Male Direct, LLC (f/k/a Designs CMAL TBD Inc.)

LP Innovations, Inc. (b)

Securex LLC (c)

Designs Canton Holdings, Inc.

Designs Canton Property Corp. (d)

Casual Male RBT, LLC

Casual Male RBT (U.K.) (e)

Casual Male Canada Inc.

Delaware Virginia Delaware Delaware Delaware Nevada Delaware Delaware Delaware Delaware Delaware Ontario, Canada

(a)	100% owned by Designs Apparel, Inc. (a wholly-owned subsidiary of Casual Male Retail Group, Inc.)
(b)	80% owned by Casual Male Direct, LLC (a wholly-owned subsidiary of Casual Male Retail Group, Inc.)
(c)	100% owed by LP Innovations, Inc. (an 80%-owned subsidiary of Casual Male Direct, LLC, which is a wholly-owned subsidiary of Casual Male Retail Group, Inc.)
(d)	100% owned by Designs Canton Holdings, Inc. (a wholly-owned subsidiary of Casual Male Retail Group, Inc.)
(e)	100% owned by Casual Male RBT, LLC (a wholly-owned subsidiary of Casual Male Retail Group, Inc.)